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                                                                      EXHIBIT 4A



                       J.B. HUNT TRANSPORT SERVICES, INC.

                                 DEBT SECURITIES

                                 TERMS AGREEMENT

                                                        Dated: September 4, 1998

J.B. Hunt Transport Services, Inc.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745

Dear Sirs:

            We understand that J.B. Hunt Transport Services, Inc., an Arkansas corporation (the "COMPANY"), proposes to issue and sell $100,000,000 aggregate principal amount of its Debt Securities (the "SECURITIES"). Subject to the terms and conditions set forth herein or incorporated by reference herein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, BancAmerica Securities, Inc., ABN AMRO Incorporated and Stephens Inc. (the "UNDERWRITERS") hereby offer to purchase such Securities.

            SECTION 1. The Securities to be purchased by the Underwriters, which are to be issued under a Senior Indenture dated as of July 1, 1993, between the Company and LaSalle National Bank, as successor Trustee, shall have the following terms:

            Title: 7% Senior Notes due 2004 (the "NOTES").

            Principal amount to be issued: $100,000,000.

            Date of maturity: September 15, 2004.

            Interest rate: 7%.

            Interest payment dates: March 15 and September 15, commencing March
                   15, 1999. Interest paid on March 15, 1999, will consist of interest accrued from the date of initial issuance of the Notes.

            Public offering price: 100% of principal amount.

            Purchase price: 99.4% of principal amount (representing a .6%
                   underwriters' discount).

            Redemption provisions: None.

            Sinking fund: None.


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            Delayed delivery contracts: None.

            Closing date and location: September 10, 1998, at the offices of
                   Haynes and Boone, LLP, 901 Main St., Suite 3100, Dallas, Texas 75202-3789.

            Additional co-managers, if any: None.

            Additional underwriters, if any: None.

            Current ratings: Moody's Investors Services - Baa2
                             Standard & Poor's Corporation - BBB+

            SECTION 2. Expect as provided in Section 3 below, all of the provisions contained in the document entitled "J.B. Hunt Transport Services, Inc. Debt Securities, Underwriting Agreement -- Basic Provisions," dated as of July 1, 1993 (the "UNDERWRITING AGREEMENT"), a copy of which is attached hereto as Annex A, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms used herein but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. Each Underwriter agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase from the Company the respective principal amount of Securities set forth opposite its name on Schedule I hereto.

            SECTION 3. The provisions of the Underwriting Agreement shall be amended as follows:

            3.1 The first sentence of the second paragraph of Section 2 of the Underwriting Agreement shall be amended by deleting such sentence in its entirety and replacing it with the following:

                        Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the place set forth in the applicable Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a "Closing Time").

            3.2 Section 3 of the Underwriting Agreement shall be amended by adding the following as Section 3(j):

                        (j) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

            3.3 Section 3 of the Underwriting Agreement shall be amended by adding the following as Section 3(k):



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                        (k) The Indentures have been duly authorized by the
                        Company and duly qualified under the 1939 Act and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            3.4 Section 4(b)(i)(11) shall be amended by deleting the entire section and replacing it with the following:

                        (11) Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements, statistical data and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility and Qualification on Form T-1 filed as an exhibit thereto, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, statistical data and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility and Qualification on Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            3.5 Section 4(b)(i)(15) shall be amended by deleting the entire section and replacing it with the following:

                        (15) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules or other financial data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.



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            3.6 The references to "Fulbright & Jaworksi L.L.P." contained in
            Sections 4(b)(ii) and 4(b)(iii) of the Underwriting Agreement shall be deleted and replaced with "Haynes and Boone, LLP."

            3.7 Section 4(d) of the Underwriting Agreement shall be amended by deleting the entire section and replacing it with the following:

                        (d) You shall have received from KPMG Peat Marwick or other independent certified public accountants acceptable to the Representatives a letter, at the time of the execution of the applicable Terms Agreement, in form and substance satisfactory to the Representatives. You shall also receive a letter, dated as of the applicable Closing Time, reaffirming the statements made in the letter furnished at the time of the execution of the applicable Terms Agreement, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            3.8 Section 9(a)(ii) shall be amended by deleting it and replacing it with the following:

                        (ii) if there has occurred any material adverse change in the financial markets in the United States or if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities or

            3.9         The following shall be added as Section 1(o):

                        (o) Each Prospectus or Prospectus Supplement included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations, except that this representation and warranty does not apply to statements or omissions from the Registration Statement, the Prospectus or the Prospectus Supplement made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through Merrill Lynch & Co. expressly for use therein. The Commission has not issued any order preventing or suspending the use of the Prospectus or Prospectus Supplement.

            SECTION 4. Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication address to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, 250 Vesey Street, New York, New York 10281; Attention:



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Robert K. Lyons. Please accept this offer by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.

                                     MERRILL LYNCH & CO.
                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED
                                     J.P. MORGAN SECURITIES INC.
                                     MORGAN STANLEY & CO. INCORPORATED
                                     BANCAMERICA SECURITIES, INC.
                                     ABN AMRO INCORPORATED
                                     STEPHENS INC.

                                     BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED



                                     By:  /s/ ROBERT K. LYONS
                                        ---------------------------------------
                                     Name: Robert K. Lyons
                                     Title: Managing Director, manager, US
                                     Capital Market Services, USA & Canada

ACCEPTED:

J.B. HUNT TRANSPORT SERVICES, INC.



By:  /s/ JERRY W. WALTON
    --------------------------------
Name: Jerry W. Walton
Title: Executive Vice President,
Finance and Chief Financial Officer



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                                                                      SCHEDULE I


                                                                         PRINCIPAL
                           UNDERWRITER                                    AMOUNT
                           -----------                                    ------
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated .................................     $  30,000,000

J.P. Morgan Securities Inc. .....................................        30,000,000

Morgan Stanley & Co. Incorporated ...............................        30,000,000

BancAmerica Securities, Inc. ....................................         5,000,000

ABN AMRO Incorporated ...........................................         2,500,000

Stephens Inc. ...................................................         2,500,000
                                                                      -------------


                                    TOTAL .......................     $ 100,000,000
                                                                      =============






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